UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2016

CONAGRA BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Merchandise Mart Plaza, Suite 1300 Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)

(312) 549-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on November 9, 2016, Conagra Brands, Inc. (formerly known as ConAgra Foods, Inc., the “Company”) completed the previously announced spinoff (the “Spinoff”) of Lamb Weston Holdings, Inc. (“Lamb Weston”) through a distribution of 100% of the Company’s interest in Lamb Weston (approximately 146.0 million shares of common stock) to holders of outstanding shares of the Company’s common stock as of 5:00 p.m., New York City time, on November 1, 2016 (the “Record Date”). Lamb Weston’s business consists of those activities that previously comprised the Company’s frozen potato products business. Lamb Weston is now an independent public company, and its shares of common stock trade under the symbol “LW” on the New York Stock Exchange.

Pursuant to a Separation and Distribution Agreement, dated as of November 8, 2016 (the “Separation and Distribution Agreement”), between the Company and Lamb Weston, the distribution of the Lamb Weston common stock occurred by way of a pro rata dividend to the Company’s stockholders. Each holder of outstanding shares of the Company’s common stock received one share of Lamb Weston common stock for every three shares of Company common stock held as of the Record Date and cash in lieu of any fractional shares of Lamb Weston common stock.

The Registration Statement on Form 10 (File No. 001-37830) (the “Registration Statement”) relating to the Spinoff and filed by Lamb Weston with the Securities and Exchange Commission (the “SEC”) was declared effective on October 21, 2016.

A summary of certain terms of the Separation and Distribution Agreement can be found in the section entitled “Relationship with ConAgra After the Spinoff” in the Information Statement, filed as Exhibit 99.1 to the Registration Statement, and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2016 (the “Effective Date”), the Board of Directors (the “Board”) appointed Craig Omtvedt as a director of the Company, effective as of the Effective Date, to serve until his successor is elected and qualified or until his earlier resignation or removal. Mr. Omtvedt is expected to serve as a member of the Audit / Finance Committee, and the Board determined that he qualifies as an audit committee financial expert. The Board also provided that the size of the Board will be ten directors, effective as of the Effective Date.

The Board has determined that, as of the Effective Date, Mr. Omtvedt satisfies the definition of “independent director” under the listing standards of the New York Stock Exchange and the categorical independence standards contained in the Company’s Corporate Governance Principles.

As a non-employee director, Mr. Omtvedt will receive compensation in the same manner as the Company’s other non-employee directors. Mr. Omtvedt will receive compensation for services during fiscal 2017 of (i) a cash retainer representing a prorated portion of the annual cash retainer provided to non-employee directors, and (ii) a prorated portion of the annual equity award provided to non-employee directors. Accordingly, on November 11, 2016, the Board approved restricted stock units (the “RSUs”) with a value equal to $70,000 to be granted to Mr. Omtvedt on December 30, 2016 (the “Grant Date”), with the number of RSUs being determined by dividing $70,000 by the average of the closing stock price of the Company’s common stock on the New York Stock Exchange for the thirty (30) trading days prior to (and not including) the Grant Date, and rounding to the nearest share. In addition to the retainer and equity award, Mr. Omtvedt is eligible to participate in the other non-employee director compensation arrangements described in the Company’s definitive proxy statement on Schedule 14A filed on August 8, 2016 with the SEC.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma consolidated balance sheet of the Company as of August 28, 2016 and the unaudited pro forma consolidated statements of income of the Company for the thirteen weeks ended August 28, 2016 and for the fiscal years ended May 29, 2016, May 31, 2015 and May 25, 2014, in each case giving pro forma effect to the Spinoff, are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of November 8, 2016, by and between ConAgra Foods, Inc. and the Lamb Weston Holdings, Inc., incorporated herein by reference to Exhibit 10.1 of Conagra Brands, Inc.’s Current Report on Form 8-K filed on November 10, 2016 (File No. 001-07275).

99.1	Unaudited Pro Forma Consolidated Financial Information of Conagra Brands, Inc.

*	Certain exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the SEC a copy of any such omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

By:	/s/ Colleen Batcheler
Name:	Colleen Batcheler
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: November 15, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of November 8, 2016, by and between ConAgra Foods, Inc. and the Lamb Weston Holdings, Inc., incorporated herein by reference to Exhibit 10.1 of Conagra Brands, Inc.’s Current Report on Form 8-K filed on November 10, 2016 (File No. 001-07275).

99.1	Unaudited Pro Forma Consolidated Financial Information of Conagra Brands, Inc.

*	Certain exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the SEC a copy of any such omitted exhibits and schedules upon request.